UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2006

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1169 Pittsford-Victor Rd, Bldg 3 Suite 125, Pittsford, New York		14534
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-248-0470

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously reported, in connection with the company’s ongoing litigation with a former management consulting firm, the Court ordered the company on May 8, 2006 to honor the exercise of two outstanding warrants by such firm for 40,000 of the company’s common shares, to grant an additional warrant for 245,000 common shares and honor any future exercise of outstanding warrants for approximately 511,200 common shares. In accordance with New York's civil practice and procedure, the company deposited with the Monroe County Clerk both the 40,000 common shares and the additional warrant for 245,000 common shares.

On June 16, 2006, the Court granted, upon the company’s request, a stay of the Court’s May 8, 2006 Order and Judgment as long as the Monroe County Clerk retains possession of the 40,000 common shares and 245,000 warrants which were at issue in that Order and Judgment. The grant of that stay was conditioned upon the posting of an undertaking by the company in the amount of $250,000.

As the result of the company’s deposit of the required undertaking with the Monroe County Treasurer on June 19, 2006, the Court’s Order granting the stay of the entire May 8, 2006 Order and Judgment has become effective.

The complete text of the Court’s Order is attached as an exhibit to this Current Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

June 20, 2006	By:	James Y. Gleasman

Name: James Y. Gleasman
Title: CEO

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Exhibit Index

Exhibit No.	Description

99.-1	Order of Supreme Court Dated June 16, 2006